UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 09, 2016

PHI GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	002-78335-NY	90-0114535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5348 Vegas Drive # 237 Las Vegas, NV	89108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 702-475-5430

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 3.02 Unregistered Sales of Equity Securities

On December 09, 2016, Rev. Thuong Le, holder of a Convertible Promissory Note dated 7/13/2007 of the Company converted $150,000.00 of accrued and unpaid interest amounts from said Convertible Promissory Note into 606,060 free-trading shares of Common Stock of PHI Group, Inc. at the conversion price of $0.2475 per share.

The above-mentioned conversion and issuance of free-trading common stock of the Company were effectuated pursuant to the resolutions of the Company’s Board of Directors effective March 12, 2012, extended on June 6, 2012 to July 31, 2012, and then re-approved November 2, 2012, which have never been rescinded and are still in full force and effect, allowing lenders and creditors of the Company to convert any portion or all of their outstanding indebtedness and accrued and unpaid interest thereof into shares of common stock of PHI Group, Inc., by relying on the exemption from the registration requirements of the United States Securities Act of 1933, as amended (the “Act”), provided by Section 4(2) of the Act and particularly Rule 144(d)(3)(ii). The law offices of Dieterich and Associates provided the legal opinion with respect to the referenced issuance on December 7, 2016.

As of December 29, 2016 there are 19,480,413 shares of the Company’s common stock issued and outstanding, including 5,673,327 shares of common stock that have been set aside for a special dividend distribution.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 29, 2016

PHI GROUP, INC.
(Registrant)

By:	/s/ Henry D. Fahman
Henry D. Fahman Chairman and CEO